UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported):

March 11, 2009

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1999 Equity Incentive Plan Amendment

Effective March 11, 2009, Ariba, Inc. (the “Company”) amended its 1999 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of its common stock available for issuance under the Plan by 5,270,000 shares. The amendment was approved by the affirmative vote of a majority of those shares present in person or represented by proxy at the Company’s Annual Meeting of Stockholders on March 11, 2009.

The Plan reserves a total of 6,722,612 shares of common stock for issuance pursuant to grants of stock options, restricted stock, stock appreciation rights and stock units.

A summary of the material terms of the Plan is set forth in the Company’s definitive proxy statement for the 2009 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on January 23, 2009. The summary in the definitive proxy statement and the description of the Plan contained herein are qualified in their entirety by reference to the full text of the Plan which is filed as Appendix A to the definitive proxy statement.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2009, the board of directors of the Company adopted and approved, effective immediately, amended and restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws revise and update, among other things, the procedures for stockholders to propose business or nominations for election of directors to be considered at annual or special meetings, which are referred to as “advance notice provisions.”

Among other things, the new advance notice provisions:

•

provide that the advance notice procedures set forth in Section 2.7 are the exclusive means for a stockholder to present a director nomination or business (other than business included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”)) before an annual meeting of stockholders;

•	require that a director nomination or business proposal be presented by a stockholder of record;

•

require stockholders making proposals or nominations to disclose certain additional beneficial ownership and investment information, including information about any hedging or similar transactions engaged in by them with respect to the Company’s common stock;

•

provide that when the number of directors to be elected to the board of directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the board of directors by the Company at least 10 days before the last day a record stockholder may deliver a notice of nomination, a record stockholder would have 10 days following the public announcement in which to timely deliver a notice of the director nomination to the Company, subject to other relevant requirements set forth in the Amended and Restated Bylaws; and

•

require stockholders nominating directors to disclose all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected.

These advance notice provisions are effective immediately and stockholders must comply with such provisions for the 2010 annual meeting of stockholders of the Company.

In addition to adding the advance notice provisions, the Amended and Restated Bylaws also amend the Company’s existing bylaws to:

•	add the language “to the fullest extent permitted by law” to the provision in Section 6.3 requiring indemnification in connection with any proceeding to enforce advancement or indemnification rights;

•

add the following sentence to Section 7.4: “Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.”

The changes to the Amended and Restated Bylaws, which do not require stockholder approval, generally have the effect of modernizing and clarifying the Bylaws, in some cases by setting forth specific procedures for actions by stockholders and directors and conforming certain provisions of the Amended and Restated Bylaws to the current provisions set forth in the Delaware General Corporation Law.

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and incorporated herein by reference. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Ariba, Inc.

10.1	Ariba, Inc. 1999 Equity Incentive Plan (incorporated by reference to Appendix A of Ariba, Inc.’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 23, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: March 11, 2009	By:	/s/ Ahmed Rubaie
Ahmed Rubaie
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Ariba, Inc.

10.1	Ariba, Inc. 1999 Equity Incentive Plan (incorporated by reference to Appendix A of Ariba, Inc.’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 23, 2009).